UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 10, 2007

Insite Vision Incorporated
(Exact name of registrant as specified in its charter)

Delaware	0-22332	94-3015807
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

965 Atlantic Ave.
Alameda, California 94501
(Address of principal executive offices)

Registrant's telephone number, including area code: 510-865-8800

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On December 10, 2007, the Board of Directors of InSite Vision Incorporated, or InSite, elected Francis W. Chen, Ph.D. to serve on InSite’s Board of Directors, increasing the number of directors to six. Dr. Chen will also join the Board’s Audit, Mergers & Acquisitions and Financing Committees.

Dr. Chen has served as a venture partner at WI Harper Group since January, 2005.  Prior to that Dr. Chen has worked as a private investor and brings more than 30 years of finance and healthcare management expertise to InSite. He serves on the boards of a number of portfolio companies, including Interactive Digital Publishing Group, Dermacia, Trace Life Sciences, SB2, Inc., and LogicEase Solutions. Previously, he held senior positions in the healthcare industry at Becton, Dickinson and Company, Baxter Healthcare Corporation and Hygeia Sciences/Tambrands. Dr. Chen holds a Ph.D. in Immunology from Harvard University and an M.S. and a B.S. in Chemistry from Tufts University.

There are no arrangements or understandings between Dr. Chen and any other persons pursuant to which he was selected as a director. In exchange for his service on the InSite Board, Dr. Chen will receive fees for attending meetings and for serving on committees. He will also receive annual stock option awards pursuant to the 2007 Performance Incentive Plan. A description of such fees and awards is included in InSite’s Definitive Proxy Statement, Schedule 14A, filed with the Securities and Exchange Commission on August 31, 2007. Dr. Chen will also enter into InSite’s form of director indemnification agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 14, 2007

INSITE VISION INCORPORATED
(Registrant)

By:	/s/ S. Kumar Chandrasekaran, Ph.D.
Name:	S. Kumar Chandrasekaran, Ph.D.
Title:	Chairman of the Board,
Chief Executive Officer and President